UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2001

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.     Other Events and Regulation FD Disclosure

See the following press release, dated November 29, 2001, announcing the Company's second quarter results:

For Immediate Release	Contact: Shawn M. Harrington
November 29, 2001	(860) 644-1551

Gerber Scientific, Inc. Reports Second Quarter Results

SOUTH WINDSOR, CT -- Gerber Scientific, Inc. (NYSE: GRB) reported an 18 percent increase in second-quarter net earnings on an eight percent decline in revenue. The Company benefited from last year's cost reduction initiatives, further spending reductions commensurate with the lower level of business this year, and the effect of not amortizing goodwill under the newly adopted accounting standard. The Company also reduced its debt $27.5 million in the quarter to $136.2 million at October 31, 2001, benefiting from the sale and leaseback of certain facilities and working capital reductions.

Commenting on the second quarter results, the Company said, "We are pleased with the results of our cost reduction and working capital management initiatives in this recessionary economic environment. The Apparel and Flexible Materials segment as well as the Sign Making and Specialty Graphics segment delivered strong earnings improvement despite weak new equipment orders due to restrained capital spending. Our aftermarkets businesses are holding up in all segments and providing stability during these uncertain times. Debt reduction continues to be a primary focus of the Company as we execute a number of actions to generate cash."

Following are the highlights for the quarter:

  Revenue of $131.4 million was 8.0 percent less than the prior year;

  Global economic slowdown, particularly in equipment for apparel and ophthalmic markets, was the main contributor to the lower volume;

  Operating cash flow was $9.5 million with all business segments generating cash;

  Net earnings of $2.2 million, or $0.10 per share, compared with $1.8 million, or $0.08 per share a year ago. Last year's pre-tax earnings included goodwill amortization of $2.2 million; and

  The Company completed the review of goodwill impairments under the new accounting standard and recorded a $134.3 million, or $6.05 per share, charge retroactively back to the beginning of the fiscal year.

Focus on Operating Efficiency Mitigated Earnings Impact of Revenue Decline

Revenue was $131.4 million and $256.2 million for the three and six months ended October 31, 2001, respectively, compared with $142.9 million and $281.2 million in the prior year periods. New orders totaled $125.9 million and $252.1 million for the second quarter and first six months this year, respectively, compared with $137.9 million and $278.5 million last year. Each of the Company's segments reported lower revenue and orders, with shortfalls also occurring in each geographic segment. Lower new equipment volume accounted for the declines as customers continued to delay capital spending due to global economic uncertainty. The lower equipment volume continued to impact profitability and caused the Company's lower margin aftermarket revenues to represent a higher proportion of total revenues, which also reduced the overall gross margin. These margin effects were significantly offset by cost reductions realized from last year's initiatives as well as further spending control this year. The impact of foreign currency on this quarter's results was insignificant when compared to the prior year.

The Company reported net earnings of $2.2 million, or $0.10 per diluted share, for the second quarter ended October 31, 2001 compared with net earnings of $1.8 million, or $0.08 per diluted share, for the second quarter last year. For the first six months, the Company reported net earnings of $0.15 per diluted share (before cumulative effect of a change in accounting principle discussed below) this year compared with a loss of $0.9 million, or $0.04 per diluted share. This year's earnings included the favorable impact of not amortizing goodwill under new accounting rules, which resulted in higher pre-tax earnings of $2.2 million and higher net earnings of $1.8 million, or $0.08 per diluted share, in the second quarter and $4.4 million and $3.4 million higher pre-tax and net earnings, respectively, or $0.15 per diluted share, for the first six months. Last year's first six months included a charge that amounted to $4.4 million before income taxes and $2.8 million after taxes ($0.13 per diluted share), which related to a reduction in workforce, provision for losses on the sale of facilities, and other asset impairments.

Debt Reduction

The Company generated $9.5 million in operating cash flow in the second quarter and $12.7 million in the first six months this year. The most significant contributors to cash generation were operating earnings and reductions in working capital. The Company also completed a sale and leaseback of certain facilities early in the second quarter that generated $17.2 million. Total debt was reduced by $27.5 million in the second quarter and $33.7 million since the beginning of the fiscal year in May.

Cumulative Effect of Accounting Change

The Company completed its review for potential goodwill impairments under the new accounting standard (Statement No. 142, "Goodwill and Other Intangible Assets"), which it adopted on May 1, 2001. This review indicated that goodwill recorded in the Ophthalmic Lens Processing and Sign Making and Specialty Graphics segments was impaired as of May 1, 2001. Accordingly, the Company measured and recognized a cumulative impairment charge of $134.3 million retroactively back to the beginning of this fiscal year.

The circumstances leading to the goodwill impairment in the Ophthalmic Lens Processing segment, which amounted to $20.7 million, included softness in end sales of prescription optical lenses, consolidation in both the retail and wholesale segments of the ophthalmic industry, and global economic weakness for this segment's capital equipment products. These negative industry and economic trends had lowered this segment's operating profits and cash flows over the last two fiscal years and the current year earnings forecast does not reflect improvement. The fair value used to determine the impairment was based on a strategic review conducted by the Company in last year's fourth quarter, which included a possible sale, merger, or partnership with another business.

The circumstances leading to the goodwill impairments for the European reporting units of the Sign Making and Specialty Graphics segment included an increase in competition for this segment's aftermarket supplies and weaker demand for sign making capital equipment caused by worsening global economic trends. These circumstances caused lower than expected operating profits and cash flows and are evidence that initial growth expectations assumed have not materialized. The fair value used to determine the impairment loss in the Sign Making and Specialty Graphics segment, which amounted to $113.6 million, was based on a combination of prices of comparable businesses and discounted cash flow valuation techniques.

Fiscal 2002 Outlook

Uncertainty in the Company's capital equipment markets makes it difficult to predict short-term demand for our equipment, but we are confident that earnings will continue to improve on a year-over-year basis. New order intake rates and backlog levels for equipment indicate weakness is still evident in our markets. Accordingly, the Company has implemented further cost reduction actions in its third quarter that began November 1, 2001. These actions are estimated to result in a $3.0-$4.0 million charge, to reduce worldwide headcount by approximately 150 people, and to generate approximately $10.0 million in annualized cost savings.

Gerber Scientific, Inc. (http://www.gerberscientific.com) is the world's leading supplier of sophisticated automated manufacturing systems that enable mass customization in sign making and specialty graphics, apparel and flexible goods, and optical lens processing. Headquartered in South Windsor, Connecticut, the Company operates through four wholly-owned subsidiaries: Gerber Scientific Products and Spandex PLC, Gerber Technology, and Gerber Coburn.

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. These forward looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the Company's business, see the Company's Annual Report on Form 10-K for the year ended April 30, 2001, and Quarterly Report on Form 10-Q for the quarter ended July 31, 2001 as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the Company assumes no obligation to update or revise any forward-looking statements contained in this release.

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS

Comparison on a consolidated basis for the three and six months ended October 31, 2001 and 2000 follows:

FINANCIAL FIGURES FOR THREE AND SIX MONTHS ENDED October 31, 2001 AND 2000

In thousands (except per share amounts)	Second Quarter		Six Months
	2001	2000	2001	2000

Revenue	$131,355	$142,854	$ 256,249	$281,244
	=======	=======	========	=======

Earnings (loss) before income taxes and cumulative effect of accounting change(1), (2)	$ 2,974	$ 2,945	$ 4,529	$ (1,250)
Provision (benefit) for income taxes (1), (2)	800	1,100	1,100	(400)
Earnings (loss) before cumulative effect of accounting change (1), (2)	2,174	1,845	3,429	(850)
Cumulative effect of accounting change (3)	---	---	(134,251)	---

Net earnings (loss)	$ 2,174	$ 1,845	$(130,822)	$ (850)
	=======	=======	========	=======
Per share of common stock:

Basic
Before cumulative effect of accounting change (1), (2)	$ .10	$ .08	$ .16	$ (.04)
Cumulative effect of accounting change (3)	---	---	(6.09)	---
	$ .10	$ .08	$ (5.93)	$ (.04)
	=======	=======	========	=======
Diluted
Before cumulative effect of accounting change (1), (2)	$ .10	$ .08	$ .15	$ (.04)
Cumulative effect of accounting change (3)	---	---	(6.05)	---
	$ .10	$ .08	$ (5.90)	$ (.04)
	=======	=======	========	=======
Average shares outstanding:

Basic	22,058	22,009	22,053	22,003
	=======	=======	========	=======
Diluted	22,204	22,009	22,179	22,003
	=======	=======	========	=======

(1) Effective May 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which resulted in a favorable impact to earnings (loss) before income taxes and cumulative effect of accounting change of $2,222 and $4,445 and to net earnings of $1,822 and $3,445 ($.08 and $.15 per share on a diluted basis) in the second quarter and six months ended October 31, 2001, respectively.

(2) Included in the six months ended October 31, 2000 was a special charge related to a reduction in workforce, provisions for losses on the sale of facilities, and other asset impairments. This charge amounted to $4,419 before income taxes and $2,819 after taxes ($.13 per share on a diluted basis.)

(3) In accordance with the new accounting statement for goodwill and other intangible assets, the Company recorded a charge for goodwill impairment in its Ophthalmic Lens Processing segment of $20,651 and its Sign Making and Specialty Graphics segment of $113,600. These charges were recorded retroactively to the beginning of the fiscal year (May 1, 2001).

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
	Three Months Ended October 31,		Six Months Ended October 31,
In thousands (except per share amounts)	2001	2000	2001	2000

Revenue:
Product sales	$118,979	$130,463	$ 231,805	$256,421
Service	12,376	12,391	24,444	24,823
	131,355	142,854	256,249	281,244
Costs and Expenses:
Cost of product sales	77,883	82,589	151,744	163,692
Cost of service	6,867	7,940	13,791	16,338
Selling, general and administrative	33,063	35,846	65,092	71,769
Research and development expenses	7,065	7,515	14,268	15,270
Goodwill amortization (1)	---	2,235	---	4,476
Special charge (2)	---	---	---	4,419
	124,878	136,125	244,895	275,964
Operating income	6,477	6,729	11,354	5,280

Other income (expense)	(397)	(434)	(218)	106
Interest expense	(3,106)	(3,350)	(6,607)	(6,636)

Earnings (loss) before income taxes and cumulative effect of accounting change (1), (2)	2,974	2,945	4,529	(1,250)
Provision (benefit) for income taxes (1), (2)	800	1,100	1,100	(400)
Earnings (loss) before cumulative effect of accounting change (1), (2)	2,174	1,845	3,429	(850)
Cumulative effect of accounting change (3)	---	---	(134,251)	---
Net earnings (loss)	$ 2,174	$ 1,845	$(130,822)	$ (850)
	=======	=======	========	=======
Per share of common stock:
Basic before cumulative effect of accounting change (1), (2)	$ .10	$ .08	$ .16	$ (.04)
Cumulative effect of accounting change (3)	---	---	(6.09)	---
Basic	$ .10	$ .08	$ (5.93)	$ (.04)
	=======	=======	========	=======
Diluted before cumulative effect of accounting change (1),(2)	$ .10	$ .08	$ .15	$ (.04)
Cumulative effect of accounting change (3)	---	---	(6.05)	---
Diluted	$ .10	$ .08	$ (5.90)	$ (.04)
	=======	=======	========	=======
Dividends	$ ---	$ .08	$ ---	$ .16
	=======	=======	========	=======
Average shares outstanding:
Basic	22,058	22,009	22,053	22,003
Diluted	22,204	22,009	22,179	22,003

(1) Effective May 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which resulted in a favorable impact to earnings (loss) before income taxes and cumulative effect of accounting change of $2,222 and $4,445 and to net earnings of $1,822 and $3,445 ($.08 and $.15 per share on a diluted basis) in the second quarter and six months ended October 31, 2001, respectively.

(2) Included in the six months ended October 31, 2000 was a special charge related to a reduction in workforce, provisions for losses on the sale of facilities, and other asset impairments. This charge amounted to $4,419 before income taxes and $2,819 after taxes ($.13 per share on a diluted basis.)

(3) In accordance with the new accounting statement for goodwill and other intangible assets, the Company recorded a charge for goodwill impairment in its Ophthalmic Lens Processing segment of $20,651 and its Sign Making and Specialty Graphics segment of $113,600. These charges were recorded retroactively to the beginning of the fiscal year (May 1, 2001).

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

In thousands (except share amounts)	October 31, 2001	April 30, 2001
Assets:
Current Assets:
Cash and short-term cash investments	$ 13,306	$ 20,866
Accounts receivable	89,785	98,159
Inventories	69,916	69,441
Prepaid expenses	23,291	18,965
Net assets held for sale	4,879	21,369
	201,177	228,800
Property, Plant and Equipment:	114,893	112,572
Less accumulated depreciation	58,495	53,022
	56,398	59,550
Intangible Assets:
Goodwill, net of accumulated amortization (1)	49,136	183,451
Prepaid pension cost	16,761	16,761
Patents and other intangible assets, net of accumulated amortization	7,562	7,345
	73,459	207,557
Deferred Income Taxes:	---	793
Other Assets:	2,784	4,493
	$333,818	$501,193
	=======	=======
Liabilities and Shareholders' Equity:
Current Liabilities:
Notes payable	$ ---	$ ---
Accounts payable	44,047	48,520
Accrued compensation and benefits	15,713	18,576
Other accrued liabilities	32,333	25,749
Deferred revenue	12,450	13,129
Advances on sales contracts	1,661	1,562
	106,204	107,536
Noncurrent Liabilities:
Deferred income taxes	42	---
Long-term debt	136,202	169,914
	136,244	169,914
Contingencies and Commitments:
Shareholders' Equity:
Preferred stock, no par value; authorized 10,000,000 shares; no shares issued	---	---
Common stock, $1.00 par value; authorized 65,000,000 shares; issued 22,848,401 and 22,828,742 shares	22,848	22,829
Paid-in capital	43,957	43,835
Retained earnings (1)	49,260	180,082
Treasury stock, at cost (779,940 and 784,837 shares, respectively)	(16,037)	(16,138)
Unamortized value of restricted stock grants	(409)	(439)
Accumulated other comprehensive income (loss)	(8,249)	(6,426)
	91,370	223,743
	$333,818	$501,193
	=======	=======

(1) Includes a charge for goodwill impairment of $134,251 in accordance with the new accounting statement for goodwill and other intangible assets, which was recorded retroactively to the beginning of the fiscal year (May 1, 2001).

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended October 31,
In thousands	2001	2000
Cash Provided by (Used for):
Operating Activities:
Net earnings (loss)	$(130,822)	$ (850)
Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Cumulative effect of accounting change (1)	134,251	---
Depreciation and amortization	8,092	13,993
Special charges	---	4,419
Deferred income taxes	835	(283)
Other non-cash items	271	265
Changes in operating accounts:
Receivables	8,498	18,587
Inventories	(674)	532
Prepaid expenses	(2,515)	583
Accounts payable and accrued expenses	(5,233)	(15,266)
Provided by Operating Activities	12,703	21,980
Investing Activities:
Additions to property, plant and equipment	(2,844)	(8,872)
Proceeds from sale of assets	17,183	---
Intangible and other assets	(886)	(752)
Other, net	254	(2,209)
Provided by (Used for) Investing Activities	13,707	(11,833)
Financing Activities:
Additions of long-term debt	23,000	23,000
Repayments of long-term debt	(56,922)	(34,417)
Exercise of stock options	32	---
Debt issue costs	(48)	(167)
Other common stock activity	(32)	73
Dividends on common stock	---	(3,517)
Provided by (Used for) Financing Activities	(33,970)	(15,028)
(Decrease) in Cash and Short-Term Cash Investments	(7,560)	(4,881)
Cash and Short-Term Cash Investments, Beginning of Period	20,866	22,954
Cash and Short-Term Cash Investments, End of Period	$ 13,306	$18,073
	=======	======

(1) In accordance with the new accounting statement for goodwill and other intangible assets, the Company recorded a charge for goodwill impairment in its Ophthalmic Lens Processing segment of $20,651 and its Sign Making and Specialty Graphics segment of $113,600. These charges were recorded retroactively to the beginning of the fiscal year (May 1, 2001).

GERBER SCIENTIFIC, INC. AND SUBSIDIARIES
SEGMENT INFORMATION

In thousands	Three Months Ended October 31		Six Months Ended October 31
Segment revenue:	2001	2000	2001	2000
Sign Making & Specialty Graphics	$ 68,412	$ 70,112	$132,230	$138,965
Apparel & Flexible Materials	41,996	49,615	83,253	96,502
Ophthalmic Lens Processing	20,947	23,127	40,766	45,777
	$131,355	$142,854	$256,249	$281,244
	=======	=======	=======	=======

Segment profit:
Sign Making & Specialty Graphics	$ 5,850	$ 4,404	$ 10,959	$ 7,259
Apparel & Flexible Materials	3,416	1,605	5,391	1,458
Ophthalmic Lens Processing	1,221	1,281	2,249	2,121
	$ 10,487	$ 7,290	$ 18,599	$ 10,838
Corporate expenses and special charge, net of other income/expense	(4,407)	(995)	(7,463)	(5,452)
Interest expense	(3,106)	(3,350)	(6,607)	(6,636)
Earnings (loss) before income taxes and cumulative effect of accounting change	$ 2,974	$ 2,945	$ 4,529	$ (1,250)
	=======	=======	=======	=======

Segment profit (loss) for the three and six months ended October 31, 2000 included goodwill amortization of $1,500 and $3,005, respectively, for the Sign Making and Specialty Graphics operating segment; $258 and $517 for the Apparel and Flexible Materials operating segment; and $477 and $954 for the Ophthalmic Lens Processing operating segment. Goodwill amortization was not incurred for the three and six months ended October 31, 2001.

Segment profit (loss) for the six months ended October 31, 2000 included special charges of $789 for the Sign Making and Specialty Graphics operating segment and $1,034 for the Apparel and Flexible Materials operating segment. Net corporate expenses for the six months ended October 31, 2000 included special charges of $2,596. These expenses were not incurred for the six months ended October 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	November 29, 2001	By:	/s/ Anthony L. Mattacchione
Anthony L. Mattacchione Corporate Controller, Acting Principal Accounting Officer (Principal Accounting Officer)